Exhibit 2.1

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, is dated as of June 1, 2018 (this “Amendment”), by and between The Boeing Company, a Delaware corporation (“Parent”), Kelly Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and KLX Inc., a Delaware corporation (the “Company”).

WHEREAS, Parent, Merger Sub and the Company are parties to that certain Agreement and Plan of Merger, dated as of April 30, 2018 (the “Merger Agreement”);

WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement;

WHEREAS, Section 8.04 of the Merger Agreement provides that no amendment to the Merger Agreement may be made without the written consent of each of the Company, Merger Sub and Parent; and

WHEREAS, each of the Company, Merger Sub and Parent desire to amend the Merger Agreement as set forth in this Amendment.

NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.                                           Amendments to the Merger Agreement. The Merger Agreement is hereby amended as follows: Annex 6.03(a) of the Merger Agreement is hereby replaced in its entirety with Exhibit A attached hereto.

Section 2.                                           Miscellaneous.

2.1                     Ratification of Merger Agreement; Full Force and Effect; Conflicts; Severability.  Other than as expressly modified pursuant to this Amendment, all of the terms, conditions and other provisions of the Merger Agreement are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms.  No reference to this Amendment need be made in any instrument or document making reference to the Merger Agreement and any reference to the Merger Agreement in any such instrument or document shall be deemed a reference to the Merger Agreement as amended hereby.  This Amendment shall apply and be effective only with respect to the provisions of the Merger Agreement specifically referred to herein. The invalidity or unenforceability of any provision of this Amendment shall not affect the validity or enforceability of any other provision of this Amendment.

2.2                     Governing Law. This Amendment and all Proceedings (whether based on contract, tort or otherwise) arising out of or relating to this Amendment or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Applicable Laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Applicable Laws of any jurisdiction other than the State of Delaware.

2.3                     Counterparts.  This Amendment may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this Amendment by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

PARENT:

THE BOEING COMPANY

By:	/s/ A. Kent Fisher
Name:	A. Kent Fisher
Title:	VP Corporate Development

MERGER SUB:

KELLY MERGER SUB, INC.

By:	/s/ Denise McKinney
Name:	Denise McKinney
Title:	Director - Corporate Development

Signature Page to Amendment No. 1 to Agreement and Plan of Mergers

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:

KLX INC.

By:	/s/ Amin J. Khoury
Name:	Amin J. Khoury
Title:	Chief Executive Officer

Signature Page to Amendment No. 1 to Agreement and Plan of Merger

EXHIBIT A

See attached.

Annex 6.03(a)

1.              Turkey

2.              European Union

3.              Israel

4.              Colombia

5.              South Korea